Exhibit 99.5
CCMP Capital Announcement — March 8, 2010
Dear Infogroup Client,
I am pleased to tell you about an exciting new chapter in the Infogroup story. Our Company has entered into an agreement with CCMP Capital Advisors LLC, a premier global private equity firm, to acquire Infogroup.
Upon completion of the transaction, Infogroup will be a private company led by our management with the strong support of CCMP Capital. The deal will be structured as a merger, and a proxy will be circulated to all shareholders. We anticipate closing this transaction early this summer, subject to the approval of Infogroup shareholders, customary closing conditions and regulatory approvals. Until the close, we still are operating as a publicly traded company and consider it “business as usual.” You should see no impact to how your business is currently being served.
Transitioning from a public to a private Company brings many benefits to our shareholders, employees and clients. For Infogroup employees and valued clients like you, the merger will allow for greater stability, focus and flexibility to make the strategic, long-term investments that are needed to advance our leadership position. We will continue to grow the core business, expand product solution offerings, improve overall cost structures and efficiencies, invest in technology and expand our global reach — ALL WITH YOU IN MIND. Remember, when you are able to grow your business and market share, we all win. Under the new partnership with CCMP Capital, we can accelerate the positive momentum we started this past year.
CCMP Capital is a premier global firm in the private equity market and has a strong track record in successfully growing other companies in the media; consumer/retail; industrial; energy and healthcare industries. Its strategy of helping companies optimize their operations in order to accelerate growth will help us capitalize on our leading position and strong value proposition. CCMP Capital takes a long-term view of its investments and is financially and operationally supportive of what needs to be done to grow the business. With strong, predictable cash flows and a talented base of employees, Infogroup has the critical characteristics for success as a CCMP Capital portfolio company.
Infogroup is indeed “a company like no other,” and we want to strengthen our leadership position in the markets we serve. You have our promise that we will continue to keep your needs at the forefront of all we do. I am confident that our new ownership will ensure our long-term success, and bring a wealth of opportunity to you, our valued client.
We thank you for your business and look forward to continuing to deliver the leading products and services you expect and deserve from Infogroup. Please feel free to contact me directly at (402) 593-4688 or your Infogroup relationship manager if you have questions.
Sincerely,
Bill Fairfield
Chief Executive Officer
Infogroup

Additional Information and Where to Find It
Infogroup plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Omaha Acquisition Inc., pursuant to which Infogroup would be acquired by Omaha Holdco Inc. (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Infogroup through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127.
Infogroup and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Infogroup in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Infogroup’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on September 30, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127, or by going to Infogroup’s Investor Relations page and choosing the Financial Information link, on the Infogroup corporate web site at www.Infogroup.com.
Note on Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated benefits of the proposed Transaction and the expected closing of the proposed Transaction. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Transaction, satisfaction of closing conditions precedent to the consummation of the proposed Transaction, the expected timing of completion of the proposed Transaction, and such other risks as identified in Infogroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 26, 2010, which contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Infogroup assumes no obligation to update any forward-looking statement contained in this document.